Exhibit 99.1

Media contacts:	Investor contacts:
Judi Frost Mackey, +1 212 632 1428	Michael J. Castellano, +1 212 632 8262
judi.mackey@lazard.com	Chief Financial Officer

Richard Silverman, +1 212 632 6285 richard.silverman@lazard.com	Jean Greene, +1 212 632 1905 investorrelations@lazard.com

LAZARD LTD REPORTS 2006 FIRST HALF AND SECOND QUARTER RESULTS

— Record Financial Advisory and Asset Management Revenue for Each Period —

— Operating Income Up 72% for First Half and 49% for Second Quarter —

— Fully Exchanged Net Income Per Share of $1.11 for First Half and $0.60 for Second Quarter —

Highlights

•	Increased operating revenue(a) by 28% to a record $762.0 million for the first half of 2006 and 24% to a record $410.8 million for the second quarter of 2006

•	Increased Financial Advisory revenue by 31% to a record $484.2 million for the first half of 2006 and 24% to a record $262.1 million for the second quarter of 2006

•	Increased Asset Management revenue by 15% to a record $249.0 million for the first half of 2006 and 19% to a record $129.8 million for the second quarter of 2006

•	Increased operating income(b) by 72% to $162.8 million for the first half of 2006 and 49% to $84.7 million for the second quarter of 2006

•	Increased pro forma net income on a fully exchanged basis by 82% to $115.4 million or $1.11 per common share (diluted) for the first half of 2006, and by 97% to $62.9 million or $0.60 per common share (diluted) for the second quarter of 2006

•	Increased income from continuing operations before exchange of outstanding exchangeable interests by 82% to $43.2 million or $1.10 per common share (diluted) for the first half of 2006, and by 97% to $23.5 million or $0.59 per common share (diluted) for the second quarter of 2006

NEW YORK, August 2, 2006 – Lazard Ltd (NYSE: LAZ) today announced financial results for the first six months and second quarter ended June 30, 2006. Pro forma net income, assuming full exchange of outstanding exchangeable interests, increased 82% to $115.4 million for the first six months of 2006, or $1.11 per common share (diluted), from $63.3 million, or $0.63 per common share (diluted), for the first six months of 2005. For the first six months of 2006, operating revenue(a) increased 28% to $762.0 million compared to $595.7 million for the first six months of 2005, resulting from growth in both Financial Advisory and Asset Management businesses. For the first six months of 2006 compared to the first six months of 2005, Financial Advisory revenue increased 31% and Asset Management revenue increased

(a)	Operating revenue excludes interest expense relating to financing activities and revenue relating to the consolidation of LAM General Partnerships, each of which are included in net revenue.
(b)	Operating income is after interest expense and before income taxes and minority interests.

15%. Operating income increased 72% to $162.8 million for the first six months of 2006, including a gain of approximately $5.3 million from the termination of our joint venture relationship in Italy, compared to pro forma $94.5 million for the comparable 2005 period. Net income before exchange of outstanding exchangeable interests increased 82% to $43.2 million, or $1.10 per common share (diluted), compared to pro forma income from continuing operations of $23.7 million, or $0.63 per common share (diluted), for the first six months of 2005.

For the second quarter of 2006, pro forma net income, assuming full exchange of outstanding exchangeable interests, increased 97% to $62.9 million, or $0.60 per common share (diluted), from $32.0 million, or $0.32 per common share (diluted) for the second quarter of 2005. Financial Advisory revenue increased 24% compared to the second quarter of 2005 and increased 18% compared to the first quarter of 2006. Asset Management revenue increased 19% compared to the second quarter of 2005. Operating revenue for the second quarter of 2006 increased 24% to $410.8 million compared to $330.1 million for the second quarter of 2005. Operating income increased 49% to $84.7 million for the second quarter of 2006, including a gain of approximately $5.3 million from the termination of our joint venture relationship in Italy, compared to pro forma $57.0 million for the second quarter of 2005. Net income before exchange of outstanding exchangeable interests increased 97% to $23.5 million for the second quarter of 2006, or $0.59 per common share (diluted), compared to pro forma income from continuing operations of $12.0 million, or $0.32 per common share (diluted), for the second quarter of 2005.

“Lazard’s strong results reflect our leadership position in Financial Advisory, as we continue to advise on some of the most complex and important transactions. Our results also show the steady progress of our Asset Management business, as we continue to win new mandates with expanded product offerings,” said Bruce Wasserstein, Chairman and Chief Executive Officer of Lazard Ltd. “We are focused on creating value for our shareholders. Our approach is to apply intellectual rigor and creativity to all parts of our business.”

“We are pleased to report another strong quarter and record financial performance year-to-date,” noted Steven J. Golub, Lazard’s Vice Chairman. “Lazard’s success is a result of continued demand for world-class, independent advice, our retention and attraction of top talent, momentum in our Asset Management business and our continued focus on cost containment. We believe we continue to be positioned for long-term growth.”

Lazard believes that pro forma results assuming full exchange of outstanding exchangeable interests provide the most meaningful basis for comparison among present, historical and future periods. See sections “Historical Results” and “Basis of Historical and Pro Forma Information” later in this release for a discussion of Lazard’s historical results and the basis of presentation for Lazard Ltd’s historical and pro forma financial information.

The Company’s quarterly revenue and profits can fluctuate materially depending on the number, size and timing of completed transactions on which it advised, as well as seasonality and other factors. Accordingly, the revenue and profits in any particular quarter may not be indicative of future results. As such, Lazard management believes that annual results are the most meaningful.

Net Revenue

Financial Advisory

Lazard’s Financial Advisory business encompasses general strategic and transaction-specific advice to public and private companies, governments and other parties, and includes Financial Restructuring as well as various corporate finance services. Some of our assignments and, therefore, related revenue, are not reflected in publicly available statistical information. This revenue is reflected in our financial statements.

Financial Advisory revenue increased 31% to $484.2 million for the first six months of 2006, a record level for the period, compared to $369.1 million for the first six months of 2005. For the second quarter of 2006, Financial Advisory revenue increased 24% to $262.1 million, also a record level for the period, compared to $211.7 million for the second quarter of 2005. These increases were driven by continued strong M&A performance as well as significant growth in revenue for Corporate Finance and Other.

M&A

M&A revenue increased 29% to $391.8 million and 9% to $197.9 million for the first six months and second quarter of 2006, respectively, compared to $304.3 million and $182.0 million for the corresponding 2005 periods, reflecting both the continued increase in our productivity and strength in the overall mergers and acquisitions market environment. The first six months of 2006 represents our best first half performance ever. The second quarter of 2006 represents our best quarterly performance in M&A revenue since the fourth quarter of 2000.

Completed M&A transactions in the second quarter of 2006 included the following transactions on which Lazard advised:

•	SuperValu in the $17.4 billion acquisition of Albertson’s by SuperValu, CVS and Cerberus

•	Consortium formed by Eiffage and Macquarie in its €12.1 billion acquisition of Autoroutes Paris Rhin Rhône

•	Duke Energy in its $14.1 billion merger with Cinergy

•	Sprint Nextel in its $10.0 billion purchase of Nextel Partners

•	Jefferson-Pilot in its $7.5 billion merger with Lincoln Financial

•	Nippon Sheet Glass’s £3.4 billion acquisition of Pilkington

•	Abbott in its $4.6 billion acquisition of Guidant’s vascular business from Boston Scientific

•	American Bioscience in its $4.1 billion merger with American Pharmaceutical Partners

•	Education Management’s $3.1 billion sale to Providence Equity Partners and Goldman Sachs Capital Partners

•	Texas Instruments in the $3.0 billion sale of its Sensors & Controls business to Bain Capital

•	Royal Bank of Scotland Equity Finance in its £700 million sale of Doncasters to Dubai International Capital

•	WENDEL Investissement’s $1.0 billion acquisition of the Deutsch group

Among the pending M&A transactions announced on which Lazard is advising are:

•	Gaz de France’s €37.8 billion merger with Suez

•	Abertis Infraestructuras’ €22.9 billion merger of equals with Autostrade

•	Pfizer’s $16.6 billion sale of its Consumer Healthcare business to Johnson & Johnson

•	Cerberus’ $14.0 billion consortium acquisition of a controlling stake in GMAC

•	Fisher Scientific’s $12.8 billion merger with Thermo Electron

•	KeySpan’s $11.8 billion sale to National Grid

•	Canadian Pension Plan Investment Board in the $8.9 billion sale of Trizec Properties and Trizec Canada to Brookfield Properties and Blackstone

•	Siemens’ €4.2 billion acquisition of Bayer’s diagnostic division

•	Resolution Life’s £1.8 billion proposed merger with Britannic Group

•	Aviva’s $2.9 billion acquisition of AmerUs Group

•	International Paper’s $1.4 billion sale of its coated and super calendered papers business to CMP Holdings LLC, an affiliate of Apollo Management L.P.

•	Uniland’s €1.1 billion sale to Cementos Portland Valderrivas

•	Camfin’s €1.0 billion joint venture with Gaz de France for the sale of natural gas in Italy

•	Caisse d’Epargne in the reorganization of its partnership with Caisse des Depots et Consignations

Financial Restructuring

Financial Restructuring revenue was $34.6 million for the first six months of 2006, compared to $40.4 million for the first six months of 2005, and was $21.0 million for the 2006 second quarter, compared to $16.3 million for the second quarter of 2005. Global restructuring activity has been declining, with the global corporate default rate remaining near all-time low levels.

Recently completed Restructuring assignments include O’Sullivan Industries and Kaiser Aluminum Corporation. We are continuing our work on a number of other Restructuring assignments, including those involving Eurotunnel, Olympic Airlines, SunCom Wireless, Eagle Family Foods, Collins & Aikman, Meridian Automotive and Tower Automotive. Additionally, we continue to advise Calpine’s Unsecured Creditors Committee, Northwest Airlines Creditors Committee and the UAW in connection with Delphi’s bankruptcy and with regard to alternatives for restructuring Ford Motor Company’s post-retirement healthcare obligations.

Corporate Finance and Other

Corporate Finance and Other revenue was $57.7 million for the first six months of 2006, compared to $24.4 million for the first six months of 2005, and was $43.1 million for the 2006 second quarter compared to $13.4 million for the second quarter of 2005. These increases were primarily driven by our Private Fund Advisory Group, which advised on a number of large fund closings in the second quarter of 2006.

Asset Management

Asset Management revenue increased 15% to $249.0 million and 19% to $129.8 for the first six months and second quarter of 2006, respectively, both record levels, compared with $215.9 million and $108.9 million for the corresponding 2005 periods.

Management fees increased 12% to $216.0 million and 16% to $112.2 million for the first six months and second quarter of 2006, respectively, compared with $192.8 million and $97.0 million for the corresponding 2005 periods. The second quarter of 2006 represents our highest quarterly management fees ever. Average assets under management rose 12% for the second quarter of 2006 to $94.5 billion from $84.6 billion for the second quarter of 2005. Assets under management at the end of the second quarter of 2006 were $93.9 billion, representing a 6% increase over the level of assets under management at year-end 2005, due principally to market appreciation. Assets under management at the end of the second quarter of 2006 declined from the first quarter 2006 record level, largely due to the timing of inflows and outflows, resulting in a net outflow of $1.6 billion in the second quarter. We continue to attract assets in global and regional products.

Incentive fees were $13.9 million and $7.5 million for the first six months and second quarter of 2006, respectively, compared with $7.9 million and $3.1 million for the comparable 2005 periods, reflecting improved performance in certain funds that provide for such incentive fees with a measurement date in the respective periods.

Expenses

Compensation and Benefits

The ratio of compensation and benefits expense to operating revenue measured 57.0% for the first six months and second quarter of 2006, compared to pro forma 57.5% for the comparable 2005 periods. Compensation and benefits expense increased 27% to $434.3 million and 23% to $234.1 million for the first six months and second quarter of 2006, respectively, compared with pro forma $342.5 million and $189.8 million for the respective 2005 periods, reflecting increases in operating revenue.

Non-Compensation

Non-compensation expenses were $126.1 million or 16.5% of operating revenue and $68.1 million or 16.6% of operating revenue for the first six months and second quarter of 2006, respectively, compared to pro forma $119.5 million or 20.1% of operating revenue and pro forma $63.6 or 19.3% of operating revenue for the comparable 2005 periods. The decrease in the ratio reflects operating leverage from higher operating revenue and cost containment initiatives offset by increases in professional fees principally due to consulting fees related to legal and outsourced services, as well as costs to comply with Sarbanes-Oxley.

Provision for Income Taxes

The provision for income taxes was $34.7 million and $18.7 million for the first six months and second quarter of 2006, respectively, compared with a pro forma provision for income taxes of $24.3 million and $16.8 million for the corresponding 2005 periods. The effective tax rates for the first six months and second quarter of 2006 were 21.3% and 22.1%, respectively, compared to pro forma 25.7% and 29.5% for the corresponding 2005 periods. On a fully exchanged basis, the effective tax rate for the first six months and second quarter of 2006 and 2005 was 28% in each period.

Minority Interest

Minority interest was a $2.5 million expense and a $2.7 million benefit for the first six months and second quarter of 2006, respectively, representing elimination of the revenue from LAM general partnership interests held by certain of our managing directors which is reported in net revenue. In the corresponding 2005 periods, minority interest was a pro forma $4.7 million expense and a pro forma $9.0 million expense, respectively, and related primarily to our strategic alliance in Italy, which was terminated on May 15, 2006, and for which there were no comparable amounts in 2006. As a result of the termination of our joint venture relationship in Italy, we recorded a gain of $13.7 million, excluding transaction and other costs, which is included in Corporate revenue in the three- and six-month periods ended June 30, 2006. This gain increased operating income by approximately $5.3 million in both periods.

Share Repurchases

Lazard repurchased 115,000 shares of its Class A common stock at an average price of $36.34 for a total cost of $4.2 million during the second quarter, pursuant to the share repurchase program of up to $100 million in aggregate cost of the company’s common stock in 2006 and 2007. This program is intended to be used primarily to offset shares to be issued under Lazard Ltd’s 2005 Equity Incentive Plan.

Pro Forma Non-GAAP Information

The unaudited pro forma financial information for the first six months and second quarter of 2005 is included for informational purposes only and does not purport to reflect the results of operations of Lazard Ltd that would have occurred had it operated as a separate, independent company during the periods presented. Actual results might have differed from pro forma results if Lazard Ltd had operated independently. The pro forma consolidated financial information should not be relied upon as being indicative of Lazard Ltd’s results of operations had the transactions contemplated in connection with the separation and recapitalization transactions, including the IPO and the additional financing transactions, been completed on the date assumed. The pro forma financial information also does not project the results of operations for any future periods.

The pro forma information on a fully exchanged basis is included since Lazard believes it provides the most meaningful basis for comparison among present, historical and future periods.

Historical Results

Historical net income is reported as a historical partnership until Lazard Ltd’s IPO on May 10, 2005 and for periods prior to the IPO does not include payments for services rendered by managing directors as compensation expense, incremental interest expense relating to the financing transactions in connection with the IPO and recapitalization, a provision for U.S. federal income taxes and a charge for the minority interest relating to the outstanding exchangeable interests. Such payments, tax provisions and minority interest expense are included in subsequent periods. Therefore, historical results for periods prior to the IPO on May 10, 2005 and subsequent to the IPO are not comparable. Notwithstanding such lack of comparability, net income decreased 63% to $43.2 million and decreased 38% to $23.5 million for the first six months and second quarter of 2006, respectively, from historical income from continuing operations of $118.1 million and $37.9 million for the corresponding 2005 periods, reflecting these significant differences in reporting payments for services rendered by managing directors, interest expense and in tax provisions and minority interest expense.

On an historical basis, compensation and benefits increased 63% to $434.3 million and 45% to $234.1 million for the first six months and second quarter of 2006, respectively, compared with $267.0 million and $161.1 million for the corresponding 2005 periods. As described above, historical compensation and benefits are not on a comparable basis between periods prior to the IPO and subsequent to the IPO.

On an historical basis, the provision for income taxes for the first six months and second quarter of 2006 was $34.7 million and $18.7 million, respectively, compared with a tax provision of $33.3 million and $25.5 million for the corresponding 2005 periods.

Conference Call

Bruce Wasserstein, Chairman and Chief Executive Officer, Steven Golub, Vice Chairman, and Michael Castellano, Chief Financial Officer, will host a conference call today at 10am EDT to discuss the company’s financial results for the first half and second quarter of 2006. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com or by dialing (877) 502-9276 (for the U.S. and Canada) and +1 (913) 981-5591 (outside of the U.S. and Canada) 15 minutes prior to the start of the call. On-demand replay of the webcast will be available beginning at 1pm EDT today through August 9, 2006, via the same website or by phone by dialing (888) 203-1112 (for the U.S. and Canada) and +1 (719) 457-0820 (outside of the U.S. and Canada); the access code is 4037022.

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Additional financial, statistical and business-related information is included in a financial supplement. This earnings release, the financial supplement and selected transaction information will be available today on our website at www.lazard.com.

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Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 29 cities across 16 countries in North America, Europe, Asia, Australia and South America. With origins dating back to 1848, the firm provides advice on mergers and acquisitions, restructuring and capital raising, as well as asset management services to corporations, partnerships, institutions, governments, and individuals. For more information on Lazard, please visit www.lazard.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our belief regarding future results, many of which, by their nature, are inherently uncertain and outside of our control. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2005 under Item 1A “Risk Factors,” and also disclosed from time to time in reports on Forms 10-Q and 8-K including the following:

•	A decline in general economic conditions or the global financial markets;

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure.

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Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Monthly updates of these funds will be posted to the Lazard Asset Management website (www.lazardnet.com) on the third business day following the end of each month. Investors can link to Lazard and its operating company websites through www.lazard.com.

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Basis of Historical and Pro Forma Information

In connection with the IPO on May 10, 2005, Lazard Ltd and its subsidiaries entered into a series of separation and recapitalization transactions, including the separation of its Capital Markets and Other activities from Lazard Group LLC, a Delaware limited liability company that holds Lazard Ltd’s businesses. As a result of completing the IPO, Lazard Ltd has no material operating assets other than its indirect ownership of the common membership interests of Lazard Group and its managing member interest in Lazard Group. As of June 30, 2006, the Lazard Group common membership interests were held 37.7% by Lazard Ltd and 62.3% by LAZ-MD Holdings which are effectively exchangeable over time, on a one-for-one basis, for shares of Lazard Ltd common stock. LAZ-MD Holdings is a holding company owned by current and former managing directors of Lazard Group.

Under generally accepted accounting principles in the United States (“U.S. GAAP”), Lazard’s historical consolidated financial statements reflect the historical results of operations of Lazard Group, including the separated businesses, until May 10, 2005, which was the effective date of the separation. The separated businesses are presented as discontinued operations as required under U.S. GAAP.

The historical financial statements for the period prior to the IPO do not reflect what the results of operations of Lazard Ltd or Lazard Group would have been had these companies operated as separate, independent public entities for the period prior to the IPO. In addition, the historical results of operations for periods prior to and subsequent to the IPO are not on a comparable basis. Specifically, for periods prior to the IPO the historical results of operations under U.S. GAAP do not give effect to the following matters:

•	Payments for services rendered by Lazard’s managing directors, which, as a result of Lazard operating as a limited liability company, had been accounted for prior to the IPO as distributions from members’ capital, or, in some cases, as minority interest, rather than as compensation and benefits expense, and

•	U.S. corporate federal income taxes, since Lazard has operated in the U.S. as a limited liability company that was treated as a partnership for U.S. federal income tax purposes.

For periods subsequent to the IPO, the historical results of operations under U.S. GAAP include:

•	Payments for services rendered by managing directors within compensation and benefits expense,

•	Incremental interest expense relating to the financing transactions in connection with the IPO and recapitalization,

•	Provision for U.S. federal income taxes, and

•	Allocation of profits to LAZ-MD Holdings’ membership interests in Lazard Group as minority interest.

The unaudited pro forma condensed consolidated statements of income information contained in this press release present Lazard’s historical financial information adjusted to reflect the separation and recapitalization transactions, including the IPO and the additional financing transactions, assuming they had been completed as of January 1, 2005. The adjustments also include:

•	Payments for services rendered by managing directors,

•	Income taxes Lazard expects to pay as a corporation,

•	Minority interest expense reflecting LAZ-MD Holdings’ ownership of the Lazard Group common membership interests, and

•	Exclusion of one-time IPO-related costs.

LAZARD LTD

OPERATING REVENUE

	Three Months Ended June 30,				Six Months Ended June 30,
	2006	Pro Forma 2005	Increase / (Decrease)		2006	Pro Forma 2005	Increase / (Decrease)
			($ in thousands)
Financial Advisory
M&A	$197,856	$182,007	$15,849	9%	$391,839	$304,318	$87,521	29%
Financial Restructuring	21,047	16,263	4,784	29%	34,640	40,411	(5,771)	(14)%
Corporate Finance and Other	43,149	13,381	29,768	222%	57,722	24,417	33,305	136%

Total	262,052	211,651	50,401	24%	484,201	369,146	115,055	31%
Asset Management
Management Fees	112,203	97,033	15,170	16%	216,008	192,779	23,229	12%
Incentive Fees	7,456	3,112	4,344	140%	13,939	7,933	6,006	76%
Other Revenue	10,159	8,767	1,392	16%	19,089	15,154	3,935	26%

Total	129,818	108,912	20,906	19%	249,036	215,866	33,170	15%

Corporate	18,970	9,568	9,402	—	28,726	10,648	18,078	—

Operating Revenue	410,840	330,131	80,709	24%	761,963	595,660	166,303	28%

LAM GP Related Revenue/(Loss)	(2,722)	—	(2,722)	—	2,537	—	2,537	—
Other Interest Expense	(21,210)	(19,790)	(1,420)	—	(41,334)	(39,163)	(2,171)	—

Net Revenue	$386,908	$310,341	$76,567	25%	$723,166	$556,497	$166,669	30%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended Ended June 30,		Six Months Ended Ended June 30,
	2006	Pro Forma 2005	2006	Pro Forma 2005
	($ in thousands, except per share data)
Total revenue (a)	$416,014	$336,398	$771,012	$606,405
LFB interest expense	(5,174)	(6,267)	(9,049)	(10,745)

Operating revenue	410,840	330,131	761,963	595,660
LAM GP related revenue	(2,722)	—	2,537	—
Other interest expense	(21,210)	(19,790)	(41,334)	(39,163)

Net revenue	386,908	310,341	723,166	556,497
Operating expenses:
Compensation and benefits	234,148	189,826	434,287	342,505
Premises and occupancy costs	17,545	17,477	34,136	33,860
Professional fees	20,527	11,802	35,404	20,660
Travel and entertainment	11,065	11,130	19,952	20,105
Other	18,930	23,151	36,578	44,884

Operating expenses	302,215	253,386	560,357	462,014

Operating income from continuing operations	84,693	56,955	162,809	94,483
Provision for income taxes	18,734	16,810	34,674	24,268

Income before minority interest in net income	65,959	40,145	128,135	70,215
Minority interest in net income (excluding LAZ-MD) (b)	(2,722)	8,986	2,540	4,712
Minority interest in net income (LAZ-MD only)	45,136	19,192	82,364	41,800

Income from continuing operations	$23,545	$11,967	$43,231	$23,703

Income from continuing operations assuming full exchange of exchangeable interests	$62,939	$32,023	$115,393	$63,317

Weighted average shares outstanding:
Basic	37,480,751	37,500,000	37,491,820	37,500,000
Diluted	43,980,216	100,000,000	42,511,380	100,000,000

Net income per share - income from continuing operations:
Basic	$0.63	$0.32	$1.15	$0.63
Diluted	$0.59	$0.32	$1.10	$0.63

Pro forma weighted average shares outstanding, assuming full exchange of exchangeable interests:
Basic	99,579,199	100,000,000	99,600,419	100,000,000
Diluted	106,078,664	100,000,000	104,619,979	100,000,000

Pro forma net income per share - income from continuing operations, assuming full exchange of exchangeable interests:
Basic	$0.63	$0.32	$1.16	$0.63
Diluted	$0.60	$0.32	$1.11	$0.63

(a)	Excluding LAM GP related revenue.
(b)	Primarily includes (i) credits related to the consolidation of LAM related GPs of $2,722 in the three months and charges of $2,537 in the six months ended June 30 2006, respectively, and (ii) charges relating to our strategic alliance in Italy of $8,709 and $4,352 in the three months and six months ended June 30, 2005, respectively.

See Notes to Unaudited Condensed Consolidated Statements of Income

LAZARD LTD

UNAUDITED HISTORICAL CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Historical net income is reported as a historical partnership until the IPO on May 10, 2005 and does not include payments for services rendered by managing directors as compensation expense and a provision for U.S. federal income taxes. In addition, historical net income for periods prior to the IPO do not include a charge for the minority interest in net income relating to the outstanding exchangeable interests. Such payments, tax provisions and minority interest in net income are included in subsequent periods. Therefore, historical results for periods prior to the IPO on May 10, 2005 and subsequent to the IPO are not comparable.

	Three Months Ended Ended June 30,		Six Months Ended Ended June 30,

	2006	2005	2006	2005
	($ in thousands, except per share data)
Total revenue (a)	$416,014	$336,398	$771,012	$606,405
LFB interest expense	(5,174)	(6,267)	(9,049)	(10,745)

Operating revenue	410,840	330,131	761,963	595,660
LAM GP related revenue	(2,722)	—	2,537	—
Other interest expense	(21,210)	(12,768)	(41,334)	(18,198)

Net revenue	386,908	317,363	723,166	577,462
Operating expenses:
Compensation and benefits	234,148	161,148	434,287	267,029
Premises and occupancy costs	17,545	17,477	34,136	33,860
Professional fees	20,527	14,737	35,404	23,595
Travel and entertainment	11,065	11,130	19,952	20,105
Other	18,930	23,151	36,578	44,884

Operating expenses	302,215	227,643	560,357	389,473

Operating income from continuing operations	84,693	89,720	162,809	187,989

Provision for income taxes	18,734	25,463	34,674	33,266

Income before minority interest in net income	65,959	64,257	128,135	154,723
Minority interest in net income (excluding LAZ-MD) (b)	(2,722)	3,533	2,540	13,793
Minority interest in net income (LAZ-MD only)	45,136	22,813	82,364	22,813

Income from continuing operations	23,545	37,911	43,231	118,117
Loss from discontinued operations (net of income taxes)	—	(10,318)	—	(17,168)

Net Income	$23,545	$27,593	$43,231	$100,949

Weighted average shares outstanding:
Basic	37,480,751	37,500,000	37,491,820	37,500,000
Diluted	43,980,216	100,000,000	42,511,380	100,000,000

Net income per share from continuing operations:
Basic	$0.63	0.30	$1.15	0.30
Diluted	$0.59	0.30	$1.10	0.30

(a)	Excluding LAM GP related revenue.
(b)	Primarily includes (i) credits related to the consolidation of LAM related GPs of $2,722 in the three months and charges of $2,537 in the six months ended June 30 2006, respectively, (ii) charges relating to our strategic alliance in Italy of $8,709 and $4,352 in the three months and six months ended June 30, 2005, respectively, and (iii) credits and charges for services rendered by our managing directors and employee members of LAM including a $5,453 credit in the three months and a $9,081 charge in the six months ended June 30, 2005.

See Notes to Unaudited Condensed Consolidated Statements of Income

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME

	Three Month Period Ended June 30, 2006
	Historical		Pro Forma Adjustment for Full Exchange		Pro Forma as Adjusted, After Full Exchange
	($ in thousands, except per share data)
Total revenue *	$416,014		$—		$416,014
LFB interest expense	(5,174)		—		(5,174)

Operating revenue	410,840		—		410,840
LAM GP related revenue	(2,722	)(a)	—		(2,722)
Other interest expense	(21,210)		—		(21,210)

Net revenue	386,908		—		386,908
Operating expenses:
Compensation and benefits	234,148		—		234,148
Premises and occupancy costs	17,545		—		17,545
Professional fees	20,527		—		20,527
Travel and entertainment	11,065		—		11,065
Other	18,930		—		18,930

Operating expenses	302,215		—		302,215

Operating income from continuing operations	84,693		—		84,693

Provision for income taxes	18,734		5,742	(k)	24,476

Income before minority interest in net income	65,959		(5,742)		60,217
Minority interest in net income (excluding LAZ-MD)	(2,722)		—		(2,722)
Minority interest in net income (LAZ-MD only)	45,136		(45,136	)(l)	—

Net income	$23,545		$39,394		$62,939

______________ * Excluding LAM GP related revenue

Weighted average shares outstanding:
Basic	37,480,751	(h)			99,579,199	(m)
Diluted	43,980,216	(i)			106,078,664	(n)
Net income per share:
Basic	$0.63	(j)			$0.63	(o)
Diluted	$0.59	(j)			$0.60	(o)

See Notes to Unaudited Condensed Consolidated Statements of Income

LAZARD LTD

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

	Three Month Period Ended June 30, 2005
	Historical		Pro Forma Adjustments		Pro Forma as Adjusted, Prior to Full Exchange		Pro Forma Adjustment for Full Exchange		Pro Forma as Adjusted, After Full Exchange
	($ in thousands, except per share data)
Total revenue	$336,398		$—		$336,398		$—		$336,398
LFB interest expense	(6,267)		—		(6,267)		—		(6,267)

Operating revenue	330,131		—		330,131		—		330,131
Other interest expense	(12,768	)(b)	(7,022	)(c)	(19,790)		—		(19,790)

Net revenue	317,363		(7,022)		310,341		—		310,341
Operating expenses:
Compensation and benefits	161,148		28,678	(d)	189,826		—		189,826
Premises and occupancy costs	17,477		—		17,477		—		17,477
Professional fees	14,737		(2,935	)(e)	11,802		—		11,802
Travel and entertainment	11,130		—		11,130		—		11,130
Other	23,151		—		23,151		—		23,151

Operating expenses	227,643		25,743		253,386		—		253,386

Operating income from continuing operations	89,720		(32,765)		56,955		—		56,955

Provision for income taxes	25,463		(8,653	)(f)	16,810		(864	)(k)	15,946

Income before minority interest in net income	64,257		(24,112)		40,145		864		41,009
Minority interest in net income (excluding LAZ-MD)	3,533		5,453	(d)	8,986		—		8,986
Minority interest in net income (LAZ-MD only)	22,813		(3,621	)(g)	19,192		(19,192	)(l)	—

Income from continuing operations	$37,911		$(25,944)		$11,967		$20,056		$32,023

Weighted average shares outstanding:
Basic					37,500,000	(h)			100,000,000	(m)
Diluted					100,000,000	(i)			100,000,000	(n)
Net income per share:
Basic					$0.32	(j)			$0.32	(o)
Diluted					$0.32	(j)			$0.32	(o)

See Notes to Unaudited Condensed Consolidated Statements of Income

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME

	Six Month Period Ended June 30, 2006
	Historical		Pro Forma Adjustment for Full Exchange		Pro Forma as Adjusted, After Full Exchange
	($ in thousands, except per share data)
Total revenue*	$771,012		$—		$771,012
LFB interest expense	(9,049)		—		(9,049)

Operating revenue	761,963		—		761,963
LAM GP related revenue	2,537	(a)	—		2,537
Other interest expense	(41,334)		—		(41,334)

Net revenue	723,166		—		723,166
Operating expenses:
Compensation and benefits	434,287		—		434,287
Premises and occupancy costs	34,136		—		34,136
Professional fees	35,404		—		35,404
Travel and entertainment	19,952		—		19,952
Other	36,578		—		36,578

Operating expenses	560,357		—		560,357

Operating income from continuing operations	162,809		—		162,809

Provision for income taxes	34,674		10,202	(k)	44,876

Income before minority interest in net income	128,135		(10,202)		117,933
Minority interest in net income (excluding LAZ-MD)	2,540		—		2,540
Minority interest in net income (LAZ-MD only)	82,364		(82,364	)(l)	—

Net income	$43,231		$72,162		$115,393

_______________ * Excluding LAM GP related revenue

Weighted average shares outstanding:
Basic	37,491,820	(h)			99,600,419	(m)
Diluted	42,511,380	(i)			104,619,979	(n)
Net income per share:
Basic	$1.15	(j)			$1.16	(o)
Diluted	$1.10	(j)			$1.11	(o)

See Notes to Unaudited Condensed Consolidated Statements of Income

LAZARD LTD

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

	Six Month Period Ended June 30, 2005
	Historical		Pro Forma Adjustments		Pro Forma as Adjusted, Prior to Full Exchange		Pro Forma Adjustment for Full Exchange		Pro Forma as Adjusted, After Full Exchange
	($ in thousands, except per share data)
Total revenue	$606,405		$—		$606,405		$—		$606,405
LFB interest expense	(10,745)		—		(10,745)		—		(10,745)

Operating revenue	595,660		—		595,660		—		595,660
Other interest expense	(18,198	)(b)	(20,965	)(c)	(39,163)		—		(39,163)

Net revenue	577,462		(20,965)		556,497		—		556,497
Operating expenses:
Compensation and benefits	267,029		75,476	(d)	342,505		—		342,505
Premises and occupancy costs	33,860		—		33,860		—		33,860
Professional fees	23,595		(2,935	)(e)	20,660		—		20,660
Travel and entertainment	20,105		—		20,105		—		20,105
Other	44,884		—		44,884		—		44,884

Operating expenses	389,473		72,541		462,014		—		462,014

Operating income from continuing operations	187,989		(93,506)		94,483		—		94,483

Provision for income taxes	33,266		(8,998	)(f)	24,268		2,186	(k)	26,454

Income before minority interest in net income	154,723		(84,508)		70,215		(2,186)		68,029
Minority interest in net income (excluding LAZ-MD)	13,793		(9,081	)(d)	4,712		—		4,712
Minority interest in net income (LAZ-MD only)	22,813		18,987	(g)	41,800		(41,800	)(l)	—

Income from continuing operations	$118,117		($94,414)		$23,703		$39,614		$63,317

Weighted average shares outstanding:
Basic					37,500,000	(h)			100,000,000	(m)
Diluted					100,000,000	(i)			100,000,000	(n)
Net income per share:
Basic					$0.63	(j)			$0.63	(o)
Diluted					$0.63	(j)			$0.63	(o)

See Notes to Unaudited Condensed Consolidated Statements of Income

LAZARD LTD

Notes to Unaudited Condensed Consolidated Statements of Income

(a)	LAM GP related revenue relates to interests in LAM general partnerships held directly by various of our managing directors which is also deducted in minority interests.

(b)	Interest expense includes credits of $10,000 and $8,000 for the three and six month periods ended June 30, 2005, respectively, which represents accrued dividends relating to Lazard Group’s mandatorily redeemable preferred stock which were cancelled in connection with the redemption of membership interests of historical partners.

(c)	Reflects net incremental interest expense related to the May 2005 separation and recapitalization transactions, including the financing transactions, the amortization of capitalized costs associated with the financing transactions, and one-time IPO-related costs.

(d)	Reflects payments for services rendered by our employee members of LAM and managing directors, which prior to the IPO were accounted for as either distributions from members’ capital or as minority interest expense. Following the completion of the IPO, our policy is that our employee compensation and benefits expense, including that payable to our managing directors, will not exceed 57.5% of operating revenue each year (although we retain the ability to change this policy in the future).

(e)	Represents the exclusion of one-time IPO-related costs.

(f)	Represents (i) a tax benefit related to the reclassification of LAM minority interest, (ii) the net income tax impact associated with the separation and recapitalization transactions and (iii) an adjustment for Lazard Ltd entity-level taxes.

(g)	Represents the adjustment for LAZ-MD Holdings’ ownership of the Lazard Group common membership interests.

(h)	For basic net income per share, the weighted average shares outstanding represents primarily the 37,500,000 shares of Class A common stock outstanding immediately following the equity public offering less, for the three and six month periods ended June 30, 2006, the repurchase of 115,000 shares of Class A common stock between June 13, 2006 and June 14, 2006.

(i)	For diluted net income per share, the three and six month periods ended June 30, 2006 includes, (i) incremental shares issuable from non-vested stock unit awards, (ii) the Class A common stock issuable with respect to the exercise of the purchase contracts associated with the equity security units offered in the ESU offering and the IXIS ESU placement, and (iii) the Class A common stock issuable with respect to the convertible promissory note of Lazard Group held by Banca Intesa S.p.A. The LAZ-MD Holdings exchangeable interests on an as-if-exchanged basis have been excluded, because, under the as-if-exchanged method of accounting, such securities are not dilutive.

For diluted net income per share for the three and six month periods ended June 30, 2005, the weighted average shares outstanding includes LAZ-MD Holdings exchangeable interests on an as-if-exchanged basis and excludes the Class A common stock issuable with respect to the exercise of the purchase contracts associated with the equity security units offered in the ESU offering and the IXIS ESU placement because, under the treasury stock method of accounting, such securities are not dilutive.

(j)	Calculated after considering the impact of all the pro forma adjustments described above and based on the weighted average basic and diluted shares outstanding, as applicable, as described in notes (h) and (i) above.

(k)	Represents an adjustment for Lazard Ltd entity-level taxes to effect a full exchange of LAZ-MD Holdings’ ownership of Lazard Group common membership interests, as of January 1, 2005.

(l)	Represents a reversal of the minority interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests to effect a full exchange of interests as of January 1, 2005.

(m)	For basic net income per share, as if the LAZ-MD Holdings exchangeable interests were fully exchanged as of January 1, 2005, the weighted average shares outstanding includes shares of Class A Common Stock as referenced in note (h) above, LAZ-MD Holdings’ exchangeable interests which are exchangeable on a one-for-one basis for Class A Common Stock less, for the three and six month periods ended June 30, 2006, the impact of the repurchase of interests in LAZ-MD Holdings on July 26, 2005.

(n)	For diluted net income per share, as if the LAZ-MD Holdings exchangeable interests were fully exchanged as of January 1, 2005, the weighted average shares outstanding includes shares of Class A Common Stock as referenced in note (i) above, LAZ-MD Holdings’ exchangeable interests which are exchangeable on a one-for-one basis for Class A Common Stock less, for the three and six month periods ended June 30, 2006, the impact of the repurchase of interests in LAZ-MD Holdings on July 26, 2005.

(o)	Calculated after considering the impact of all the pro forma adjustments described above and based on the weighted average basic and diluted shares outstanding, as applicable, as described in notes (m) and (n) above.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

AS OF JUNE 30, 2006

($ in thousands)

ASSETS
Cash and cash equivalents	$442,355
Cash and securities segregated for regulatory purposes	15,601
Securities owned - at fair value	405,050
Receivables	859,261
Other assets	387,251

Total assets	$2,109,518

LIABILITIES & STOCKHOLDERS’ DEFICIENCY
Depositors and other customer payables	$812,006
Accrued compensation and benefits	235,417
Other liabilities	475,485
Senior notes:
Underlying equity security units	437,500
Others	651,611
Subordinated loans	200,000

Total liabilities	2,812,019
Commitments and contingencies
Minority interest	42,584

STOCKHOLDERS’ DEFICIENCY
Common stock:
Class A, par value $ .01 per share	375
Class B, par value $ .01 per share
Additional paid-in capital	(818,536)
Accumulated other comprehensive income (loss), net of tax	(7,738)
Retained earnings	84,993

(740,906)
Less: Class A common stock held in treasury, at cost	(4,179)

Total stockholders’ deficiency	(745,085)

Total liabilities and stockholders’ deficiency	$2,109,518

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND NET INCOME FOR BASIC & DILUTED E.P.S.

BEFORE FULL EXCHANGE

					Pro Forma
	Three Month Period Ended June 30, 2006				Three Month Period Ended June 30, 2005
	Weighted Average Shares Outstanding	Net Income		Net Income Per Share	Weighted Average Shares Outstanding	Net Income (a)		Net Income Per Share (a)
	($ in thousands, except per share data)
Amounts as reported for basic net income per share	37,480,751	$23,545		$0.63	37,500,000	$11,967		$0.32

Amounts applicable to LAZ-MD exchangeable interests:
Share of Lazard Group net income						19,192	(b)
Additional Corporate tax						864	(c)
Shares issuable					62,500,000
Equity security units	4,222,816	1,603	(d)
Restricted stock units	917,479	330	(d)
Convertible notes	1,359,170	666	(e)

Amounts as reported for diluted net income per share (f)	43,980,216	$26,144		$0.59	100,000,000	$32,023		$0.32

					Pro Forma
	Six Month Period Ended June 30, 2006				Six Month Period Ended June 30, 2005
	Weighted Average Shares Outstanding	Net Income		Net Income Per Share	Weighted Average Shares Outstanding	Net Income (a)		Net Income Per Share (a)
	($ in thousands, except per share data)
Amounts as reported for basic net income per share	37,491,820	$43,231		$1.15	37,500,000	$23,703		$0.63

Amounts applicable to LAZ-MD exchangeable interests:
Share of Lazard Group net income						41,800	(b)
Additional Corporate tax						(2,186	)(c)
Shares issuable					62,500,000
Equity security units	3,612,945	2,562	(d)
Restricted stock units	727,030	496	(d)
Convertible notes	679,585	666	(e)

Amounts as reported for diluted net income per share (f)	42,511,380	$46,955		$1.10	100,000,000	$63,317		$0.63

(a)	For the three and six month period ended June 30, 2005, net income excludes loss from discontinued operations.
(b)	Approximately 62.5% of the pro forma Lazard Group net income of $30,708 and $66,881 for the three and six months ended June 30, 2005, respectively.
(c)	Based on pro forma Lazard Group operating income of $57,045 and $94,573 for the three and six months ended June 30, 2005, respectively.
(d)	Change in Lazard Group net income allocable to Lazard Ltd resulting from the assumed issuance of incremental shares.
(e)	Change in Lazard Group net income allocable to Lazard Ltd of $480 resulting from the assumed issuance of incremental shares and a reduction of interest expense, net of taxes of $186 for the three month and six month periods ended June 30, 2006, respectively.
(f)	The LAZ-MD exchangeable interests were antidilutive for the three and six months ended June 30, 2006, consequently the effect of their conversion to shares of Class A Common Stock has been excluded from diluted earnings per share during such period. The ESUs were antidilutive for the three month and six month periods ended June 30, 2005.

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND NET INCOME FOR BASIC & DILUTED E.P.S.

ASSUMING PRO FORMA FULL EXCHANGE AS OF JANUARY 1, 2005

					Pro Forma
	Three Month Period Ended June 30, 2006				Three Month Period Ended June 30, 2005
	Weighted Average Shares Outstanding	Net Income		Net Income Per Share	Weighted Average Shares Outstanding	Net Income (a)	Net Income Per Share(a)
	($ in thousands, except per share data)
Amounts as reported for basic net income per share	99,579,199	$62,939		$0.63	100,000,000	$32,023	$0.32

Equity security units	4,222,816
Restricted stock units	917,479
Convertible notes	1,359,170	458	(b)

Amounts as reported for diluted net income per share (c)	106,078,664	$63,397		$0.60	100,000,000	$32,023	$0.32

					Pro Forma
	Six Month Period Ended June 30, 2006				Six Month Period Ended June 30, 2005
	Weighted Average Shares Outstanding	Net Income		Net Income Per Share	Weighted Average Shares Outstanding	Net Income (a)	Net Income Per Share (a)
	($ in thousands, except per share data)
Amounts as reported for basic net income per share	99,600,419	$115,393		$1.16	100,000,000	$63,317	$0.63

Equity security units	3,612,945
Restricted stock units	727,030
Convertible notes	679,585	458	(b)

Amounts as reported for diluted net income per share (c)	104,619,979	$115,851		$1.11	100,000,000	$63,317	$0.63

(a)	For the three and six month period ended June 30, 2005, net income excludes loss from discontinued operations.
(b)	Reduction of interest expense, net of taxes related to the issuance of the convertible notes.
(c)	The ESUs were antidilutive for the three month and six month periods ended June 30, 2005.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

	As of
	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005
	($ in millions)
Equities	$76,591	$77,997	$70,896	$69,154	$66,077
Fixed Income	11,029	10,884	11,113	11,454	11,211
Alternative Investments	3,718	3,515	3,394	3,204	3,054
Merchant Banking	821	796	826	801	801
Cash	1,742	1,941	2,005	1,979	1,869

Total AUM	$93,901	$95,133	$88,234	$86,592	$83,012

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005		2006	2005
	($ in millions)			($ in millions)
AUM - Beginning of Period	$95,133	$86,257		$88,234	$86,435
Net Flows	(1,573)	(2,943)		(710)	(2,577)
Market Appreciation	(212)	357		5,545	290
Foreign Currency Adjustments	553	(659)		832	(1,136)

AUM - End of Period	$93,901	$83,012		$93,901	$83,012

Average AUM *	$94,517	$84,634		$92,423	$85,235

*	Average AUM is based on an average of quarterly ending balances for the respective periods

LAZARD LTD

SCHEDULE OF PRO FORMA INCOME TAX PROVISION

ALLOCATION OF OPERATING INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	Pro Forma 2005	2006	Pro Forma 2005
	($ in thousands)
Operating income:
Lazard Group	$85,042	$57,045	$163,292	$94,573
Lazard Ltd	(349)	(90)	(483)	(90)

Total	$84,693	$56,955	$162,809	$94,483

Operating income allocable to Lazard Ltd:
Lazard Group (a)	$32,009	$21,392	$61,466	$35,465
Lazard Ltd (100%)	(349)	(90)	(483)	(90)

Total	$31,660	$21,302	$60,983	$35,375

Operating income allocable to LAZ-MD Holdings:
Lazard Group (b)	$53,033	$35,653	$101,826	$59,108

PRO FORMA INCOME TAX PROVISION PRIOR TO FULL EXCHANGE
	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	($ in thousands)
Lazard Ltd’s entity level taxes (c)	$9,153	$5,965	$16,809	$9,905
Flow through provision for Lazard Group income taxes applicable to LAZ-MD Holdings’ ownership (b) - effective tax rates of 18.1% and 30.4%* for the three month periods ended June 30, 2006 and 2005 and 17.5% and 24.3% for the six month periods ended June 30, 2006 and 2005, respectively	9,581	10,845	17,865	14,363

Total pro forma provision for income taxes	$18,734	$16,810	$34,674	$24,268

Lazard Ltd consolidated effective tax rate	22.1%	29.5%	21.3%	25.7%

*	Effective tax rate of 30.4% for the three months ended June 30, 2005 is due to increasing the estimated pro forma Lazard Group tax rate for 2005 from 15% estimated at the end of March 2005 to 24.3% estimated at the end of June 2005.
(a)	Approximately 37.7% for the three and six months ended June 30, 2006 and 37.5% for the three and six months ended June 30, 2005, respectively.
(b)	Approximately 62.3% for the three and six months ended June 30, 2006 and 62.5% for the three and six months ended June 30, 2005, respectively.
(c)	Lazard Ltd entity level taxes of 28.0% of operating income for the three and six months ended June 30, 2006 less Lazard Ltd’s share of LAM GP related revenues which were a net loss of $1,029 for the three months and a gain of $951 for the six months ended June 30, 2006, respectively. Lazard Ltd entity level taxes of 28.0% of operating income for the three and six months ended June 30, 2005. No LAM GP related revenues for the three and six month periods ended June 30, 2005.